SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2025

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pointe Dr, Suite 205, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

☐        Emerging Growth Company

5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment

         of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2025, Guy A. Messick announced his retirement as a member of the Board of Managers of Ministry Partners Investment Company, LLC (“Company”).  Mr. Messick served on the Board of Managers since May 7, 2020.  Mr. Messick’s retirement from the Board was not the result of any disagreement with the Company.  Mr. Messick served on the Executive, Audit  and Asset Liability committees of the Board.  In addition, Mr. Messick served on the Board of Managers of Ministry Partners Securities, LLC, the Company’s wholly-owned subsidiary. Mr. Messick was a credit union and credit union service organizations expert and provided a depth of regulatory experience and knowledge that greatly benefited the Company in its transition to an expanded financial services model.  R. Michael Lee, the Company’s Chairman of the Board of Managers, commented that “we were truly blessed to have Guy as part of the Board and value his unique contributions he made serving our borrowers, clients, faith-based ministries and investors.

Effective as of that same date, the Company’s Board of Managers appointed Timothy Newell to serve the remainder of Mr. Messick’s term as a manager.  Mr. Newell is the Chief Executive Officer of HIS Group of Companies, a collection of mission aligned Christian stewardship companies that work with and assist followers of Jesus Christ manage resources for the glory of God.  HIS Group of Companies include Harvest Investment Services, LLC, a registered investment advisory firm headquartered in Oakbrook Terrace, Illinois, and Envoy Financial, a Colorado Springs, Colorado based financial services company that focuses on providing retirement plans solutions for non-profit organizations, ministries and other charities.  Mr. Newell also founded the HIS Kingdom Resources Fund, a private equity firm that focuses on faith-based entrepreneurial investments.

Mr. Newell’s commitment, leadership and service to churches, ministries, families and businesses through faith driven retirement plans, Biblically responsible investments and wealth management and consulting services will be a great addition to the Company and its Board.  With Tim’s commitment to creating Kingdom impact investments, the Company is looking forward to having him serve as a Manager of the Board.   Mr. Newell brings a valuable set of financial, regulatory and management skills that will enable the Board to continue to build its network of clients, Christian ministries, organizations, families, churches and businesses that are united by a common goal of Christian stewardship.

On May 8, 2025, the Company’s equity owners of its Class A Common Units held its annual meeting.  At the annual meeting, Julie Anne Lawrence-Molinari and R. Michael Lee were each elected to serve a three-year term on the Board of Managers ending on May 8, 2028.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are attached herewith:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:    May 19, 2025  MINISTRY PARTNERS INVESTMENT

COMPANY, LLC

/s/ R. Michael Lee

R. Michael Lee

Chairman of the Board of Managers